As filed with the Securities and Exchange Commission on February 16, 2021

Registration Statement No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CITIUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	8731	27-3425913
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11 Commerce Drive, First Floor

Cranford, New Jersey 07016

Telephone: (908) 967-6677

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Myron Holubiak

President and Chief Executive Officer

11 Commerce Drive, First Floor

Cranford, New Jersey 07016

Telephone: (908) 967-6677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander M. Donaldson

Lorna A. Knick

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Telephone: (919) 781-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-248748

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	--	--
Warrants to purchase common stock	--	--
Total	$20,000,000	$2,182.00

(1)	The registrant previously registered the offering, issuance and sale of securities of up to $100,000,000 under the registration statement on Form S-3 (File No. 333-248748), which was filed by the registrant on September 11, 2020 and declared effective on September 25, 2020 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $20,000,000 is hereby registered representing no more than 20% of the maximum aggregate offering price of securities that remain available for issuance under the Registration Statement.
(2)	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, and warrants to purchase shares of common stock of Citius Pharmaceuticals, Inc., a Nevada corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  The contents of the earlier registration statement on Form S-3 (File No. 333-248748), which was declared effective by the Commission on September 25, 2020 are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Item 16. Exhibits.

Exhibit Number	Description of Document
5.1	Opinion of Wyrick Robbins Yates & Ponton, LLP.
23.1	Consent of Wolf & Company, P.C.
23.2	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-248748) filed with the Commission on September 25, 2020 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranford, State of New Jersey, on February 16, 2021.

CITIUS PHARMACEUTICALS, INC.

By:	/s/ Myron Holubiak
Myron Holubiak
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Myron Holubiak	President and Chief Executive Officer	February 16, 2021
Myron Holubiak	(Principal Executive Officer)

/s/ Jaime Bartushak	Chief Financial Officer and Chief Accounting Officer	February 16, 2021
Jaime Bartushak	(Principal Accounting Officer)

/s/ Leonard Mazur	Executive Chairman, Board of Directors	February 16, 2021
Leonard Mazur

/s/ Suren Dutia*	Director	February 16, 2021
Suren Dutia

/s/ Eugene Holuka*	Director	February 16, 2021
Dr. Eugene Holuka

/s/ William Kane*	Director	February 16, 2021
Dr. William Kane

/s/ Howard Safir*	Director	February 16, 2021
Howard Safir

/s/ Carol Webb*	Director	February 16, 2021
Carol Webb

*By:	/s/ Myron Holubiak
Myron Holubiak,
As Attorney-in-Fact

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